                                                                    Exhibit 10.5

================================================================================

                                 SUNOCO, INC.


                          DEFERRED COMPENSATION PLAN


                 (Amended and Restated as of February 2, 2000)

================================================================================

                                   ARTICLE I

                                  Definitions

     1.1 Cash Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to One Dollar ($1.00).

     1.2 Change in Control - shall mean the occurrence of any of the following events or transactions:

          (a) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sunoco, Inc. (or of the Board of Directors of any successor to Sunoco, Inc. or to all or substantially all of its assets), or

          (b) any entity, person or Group acquires shares of Sunoco, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares.

     1.3 Committee - shall mean the Compensation Committee of the Board of Directors of Sunoco, Inc.

     1.4 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

     1.5 Continuing Director - shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

     1.6 Control Transaction - shall mean any of the following transactions or any combination thereof:

          (a) any tender offer for or acquisition of capital stock of Sunoco, Inc.;

          (b) any merger, consolidation, or sale of all or substantially all of the assets of Sunoco, Inc.; or

          (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or a group of shareholders in a proxy solicitation or otherwise.

     1.7 Deferred Bonus Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of deferred compensation to the Participant under this Plan, including any accumulated Interest Equivalents and/or Dividend Equivalents.

     1.8 Dividend Equivalent - shall mean the entry in a Participant's Deferred Bonus Account of a dividend credit with respect to a Share Unit, each Dividend Equivalent being equal to the dividend paid from time to time on a Share.

     1.9 Executive Resource Employee - shall mean any individual employed by the Company who has been designated by the Company as a member of the Company's executive resources group. Generally such group shall include employees in Grades 14-20 and all employees subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     1.10 Group - shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     1.11 Incentive Plan - shall mean the Sunoco, Inc. Executive Incentive Plan. The Incentive Plan provides that the Board of Directors may pay bonuses annually, as additional compensation to such employees as the Board determines have principally contributed to the profitability of the Company.

     1.12 Interest Equivalent - shall mean the entry in a Participant's Deferred Bonus Account of an interest credit with respect to a Cash Unit, compounded on the basis of the balance in the Participant's Deferred Compensation Account, applying the interest factor approved by the Committee each year for such purpose.

     1.13 Non-Cash Bonus - shall have the meaning set forth herein at
Section 4.1.

     1.14 Participant - shall mean any Executive Resource Employee who meets the eligibility requirements of the Incentive Plan and who is participating in this Plan.

     1.15 Permanent and Total Disability - shall mean, with respect to any Participant, that such Participant is eligible to receive benefits under the applicable long-term disability plan of such Participant's employer.

     1.16 Plan - shall mean the Deferred Compensation Plan set forth herein and as it may be amended from time to time.

     1.17 Retirement - shall mean the date on which a Participant is retired in accordance with the applicable retirement plan, program, or policy of such Participant's employer.

     1.18 Share - shall mean a share of the Company's authorized voting Common Stock ($1.00 par value per share) and any share or shares of stock of the Company hereafter issued or issuable in substitution or exchange for each such share, except for the Company's Series A Preference Stock.

     1.19 Share Unit - shall mean the entry in a Participant's Deferred Bonus Account of a credit equal to one Share.

     1.20 Subsidiaries - shall mean corporations in which the Company, directly or indirectly owns fifty percent (50%) or more of the outstanding voting stock.

                                   ARTICLE II

                         Background and Purpose of Plan

     2.1 Purpose. The Company has established this Deferred Compensation Plan to provide Executive Resource Employees who are participants in the Incentive Plan with the option to irrevocably defer the receipt of all or a portion of the bonus to which such participants would otherwise be entitled, subject to the terms and conditions hereinafter set forth.

     2.2 Creation of Deferred Bonus Account. Each of the following shall be credited to a Deferred Bonus Account established by the Company for each
Participant:

          (a) any bonus amounts voluntarily deferred by the Participant pursuant to Article III (Deferral of Bonuses by Participant) hereof; and/or

          (b) any Non-Cash Bonus amounts deferred in the discretion of the Committee pursuant to Article IV (Deferral of Bonuses by Committee) hereof.

     Any bonus amounts voluntarily deferred by the Participant will be credited to a Participant's Deferred Bonus Account in the form of Cash Units or Share Units, in the discretion of the Participant, as set forth in the Plan. The deferral of any Non-Cash Bonus amounts caused by action of the Committee will be credited to a Participant's Deferred Bonus Account in the form of Cash Units or Share Units as the Committee, in its sole discretion, may decide in accordance with the Plan.

                                  ARTICLE III

                       Deferral of Bonuses by Participant

     3.1 Participant's Election to Defer. A Participant voluntarily may elect to defer, in the form of Cash Units or Share Units, all or a portion of his or her bonus to be awarded under the Incentive Plan by filing a written election with the Committee on forms prescribed by the Committee. Such election must include the following:

          (a)  percentage of bonus to be deferred;

          (b) the form of deferral, being either Cash Units, Share Units or a combination of the two and the percentage allocations of such;

          (c) a designation of beneficiary as set forth in Article VI (Designation of Beneficiaries); and

          (d)  an irrevocable election of a method of payment as set forth in
     Section 3.10 hereof.

     Any such voluntary election by the Participant shall apply only to bonuses for the year specified in the election.

     3.2 Amount of Deferral The amount of bonus to be deferred in any year shall be designated by the Participant as a percentage of such Participant's bonus in multiples of five percent (5%) but shall not be less than ten percent (10%).

     3.3 Time of Election. A separate election to defer must be filed for each year and must be received by the Company no later than forty-five (45) days before the end of the year in which the bonus is earned. Any election by a Participant with respect to a bonus in a given year will not preclude a different action with respect to bonuses in subsequent years, consistent with the provisions of this Article III with respect to the giving of notice of deferral election.

     3.4 Crediting Share Units. Share Units shall be credited to a Participant's Deferred Bonus Account at the time the bonus otherwise would have been paid had no election to defer been made. The number of Share Units to be credited to the Deferred Bonus Account shall be determined by dividing the portion of bonus to be deferred by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to the day on which the bonus otherwise would have been paid. Any fractional Share Units shall also be credited to a Participant's Deferred Bonus Account. Share Units shall not entitle any person to the rights of a shareholder.

     3.5 Crediting Dividend Equivalents. For Share Units, the Company shall credit the Participant's Deferred Bonus Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Share Units to be credited to the Deferred Bonus Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Share Units shall also be credited to a Participant's Deferred Bonus Account.

     3.6 Crediting Cash Units. Cash Units shall be credited to a Participant's Deferred Bonus Account at the time the bonus would otherwise have been paid had no election to defer been made.

     3.7 Crediting Interest Equivalents. For Cash Units credited to a Participant's Deferred Bonus Account, the Company shall credit such Participant's Deferred Bonus Account on a quarterly basis with an Interest Equivalent.

     3.8 Share Unit Conversion. Immediately upon termination of the Participant's employment with the Company, and so prior to the commencement of any payout or distribution of any amounts hereunder, the Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Share Units in such Participant's Deferred Bonus Account. Any Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as reported on the New York Stock Exchange - Composite Transactions for the ten (10) day period immediately prior to such one-time conversion election.

     3.9 Time of Payment. Except as provided in Article V ("Change in Control") hereof, all payments of a Participant's Deferred Bonus Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article III.

          (a) Election of Benefit Commencement Date. The date of payment or distribution must be irrevocably specified by the Participant in his or her written notice of election. The Participant may elect to defer the receipt of all or a specified portion of such Participant's bonus to:

               (1) the first day of any calendar year provided such date is at least six (6) months after the end of the quarter in which the bonus is earned; or

               (2)  the first day of the calendar year following the date of:

                    (i)   the Participant's retirement;

                    (ii) final determination that the Participant has a Permanent and Total Disability;

                    (iii) termination of the Participant's employment with the
                          Company;

                    (iv) death of the Participant. Upon the death of a Participant prior to the final payment of all amounts credited to his or her Deferred Bonus Account, the balance of the Deferred Bonus Account shall be paid in accordance with Article VI ("Designation of Beneficiaries") hereof, commencing on the first day of the calendar year following the year of death.

     Notwithstanding the foregoing provisions of this Section 3.9, and except as provided in Article V ("Change in Control") hereof, in no event shall any payment or distribution be made within six (6) months of the bonus being earned or awarded. The benefit commencement date may not be later than the third calendar year following the date of: (i) Participant's retirement, or (ii) termination of Participant's employment.

          (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Deferred Bonus Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such deferred bonus amounts to the first day of any calendar year; provided, however, that such date is at least six (6) months after the end of the quarter in which the bonus is earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Bonus Account, which shall be forfeited to the Company.

     3.10 Method of Payment. A Participant in this portion of the Deferred Compensation Plan shall have the option of:

          (a)  selecting a lump-sum payment;

          (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect Dividend Equivalents and/or Interest Equivalents accrued during the installment payout period) in such number of installments as the Participant shall specify (not exceeding ten
     (10) installments); or

          (c) not selecting a method of payment at the time the Form for Deferred Payment Election/Designation of Beneficiary is prepared. If the Participant does not select a method of payment, he or she must, at least twelve (12) months prior to the time the deferral amount is scheduled to be paid, notify the Company as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments. Failure to provide appropriate notification to the Company will result in a lump sum payment on the deferral payment date.

     Participant shall receive in cash all deferred compensation credited to such Participant's Deferred Compensation Account. Share Units credited to the Participant's Deferred Compensation Account shall be valued at the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to each new calendar year.

     3.11 Subsequent Change in Method of Payment Election.

          (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Bonus Account, a Participant in this portion of the Plan may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Deferred Bonus Account balance, as well as to amounts to be credited to such Deferred Bonus Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Bonus Account, will be null and void, and the Participant's next preceding timely election will be reinstated.

          (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Deferred Bonus Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Bonus Account, which shall be forfeited to the Company.

     3.12 Hardship Distribution. Participant may request a modification in the payment terms hereunder only in the event of severe financial hardship and only to the extent reasonably necessary to eliminate the hardship. Such request shall specify in detail the grounds for the requested modification and shall be referred to the Committee. A qualifying severe financial hardship must be caused by accident, illness, or event beyond the control of the Participant. The decision of the Committee with respect to the requested modification shall be solely at the discretion of the Committee and in accordance with its evaluation of the exigencies of the situation. Such decision shall be binding on the Company and Participant.

                                   ARTICLE IV

                        Deferral of Bonuses by Committee

     4.1 Committee's Election to Defer. Each year in conjunction with the award of any bonus to the Participant, the Committee, in its sole discretion, may cause to be credited to a Participant's Deferred Bonus Account in the form of either Cash Units or Share Units, a specified dollar amount representing all or a portion of such Participant's bonus for that year (the "Non-Cash Bonus").

     4.2 Crediting Share Units. Share Units shall be credited to a Participant's Deferred Bonus Account at the time the bonus would otherwise have been paid had no Committee action to defer been taken. The number of Share Units credited to the Participant's Deferred Bonus Account shall be determined by dividing the Non-Cash Bonus by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to the date such bonus otherwise would have been paid had no Committee action been taken. Any fractional Share Units shall also be credited to such Participant's Deferred Bonus Account. Share Units shall not entitle any person to the rights of a stockholder.

     4.3 Crediting Dividend Equivalents. The Company shall credit the Participant's Deferred Bonus Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Share Units to be credited to the Deferred Bonus Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Share Units shall also be credited to a Participant's Deferred Bonus Account.

     4.4 Crediting Cash Units. Cash Units shall be credited to a Participant's Deferred Bonus Account at the time the bonus otherwise would have been paid had no Committee action to defer been taken.

     4.5 Crediting Interest Equivalents. For Cash Units credited to a Participant's Deferred Bonus Account, the Company shall credit such Participant's Deferred Bonus Account on a quarterly basis with an Interest Equivalent.

     4.6 Share Unit Conversion. Immediately upon termination of the Participant's employment with the Company, and so prior to the commencement of any payout or distribution of any amounts hereunder, the Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Share Units in such Participant's Deferred Bonus Account. Any Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as reported on the New York Stock Exchange - Composite Transactions for the ten (10) day period immediately prior to such one-time conversion election.

     4.7  Time of Payment.

          (a) Benefit Commencement Date Specified by Committee. The Committee will specify in writing its election of the earliest date of payment or distribution, and such election shall remain effective until revoked in writing by the Committee. If the Committee elects a new date with regard to payment or distribution, such election will apply only prospectively to any additional Share Units and/or Cash Units to be credited to such Participant's Deferred Bonus Account by Committee action in accordance with this Article IV. If the Committee fails to designate a time of payment, payment shall commence on the first day of the calendar year following the termination of such Participant's employment. Notwithstanding the foregoing provisions of this Section 4.7, in no event, however, shall the payment date be later than the third calendar year following the date of: (i) Participant's retirement, or (ii) termination of Participant's employment.

          (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Deferred Bonus Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such deferred bonus amounts to the first day of any calendar year; provided, however, that such date is at least six (6) months after the end of the quarter in which the bonus is earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Bonus Account, which shall be forfeited to the Company.

     4.8 Method of Payment. The Participant must select a method of payment at least twelve (12) months prior to the time the deferral amount is scheduled to be paid, by notifying the Company as to whether the method of payment will be either:

          (a)  a lump sum payment; or

          (b) a series of approximately equivalent annual installments (adjusted as necessary to reflect Dividend Equivalents accrued during the installment payout period), in such number of installments as the Participant shall specify (not exceeding ten (10) installments).

     If no election is made, payment or distribution of any amounts deferred by Committee action pursuant to this Article IV (together with the Dividend Equivalents and/or Interest Equivalents, as the case may be, accrued thereon) shall be made in a single lump sum on the earliest payment date permitted by the Committee as provided under Section 4.7 hereof. Share Units credited to the Participant's Deferred Bonus Account shall be valued at the average closing price for Shares as reported on the New York Stock Exchange-Composite Transactions for the ten (10) day period prior to each new calendar year.

     4.9  Subsequent Change in Method of Payment Election.

          (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Bonus Account, a Participant in this portion of the Plan may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Deferred Bonus Account balance, as well as to amounts to be credited to such Deferred Bonus Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Bonus Account, will be null and void, and the Participant's next preceding timely election will be reinstated.

          (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Deferred Bonus Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Bonus Account, which shall be forfeited to the Company.


                                   ARTICLE V

                               Change in Control

     5.1  Acceleration of Payment Upon Change in Control.  The terms of this
Section 5.1 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan. Upon the occurrence of a Change in Control, and for twelve (12) months thereafter, each Participant, whether or not he or she is still an employee of the Company, shall have the right to withdraw, in a single lump-sum cash payment, an amount equal to ninety-five percent (95%) of the balance of such Participant's Deferred Bonus Account, as of the valuation date immediately preceding the date of withdrawal; provided, however, that if this option is exercised, such Participant will forfeit to the Company the remaining five percent (5%) of the balance of each such account (as of the valuation date immediately preceding the date of withdrawal) from which the funds are withdrawn as a penalty. Payments under this
Section 5.1 shall be made as soon as practicable, but no later than thirty (30) days after the Participant notifies the Company in writing that he/she is exercising his/her right to withdraw pursuant to this Section 5.1.

     5.2 Amendment on or after Change in Control. On or after a Change in Control, no action, including by way of example and not of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant's Accounts.

     5.3 Attorney's Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the plan after a Change in Control. The Participant shall reimburse the

Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.

                                   ARTICLE VI

                          Designation of Beneficiaries

     The Participant shall name a beneficiary to receive any payments due such Participant at the time of death, with the right to change such beneficiary at any time. In case of a failure of designation or the death of the designated beneficiary without a designated successor, distribution shall be made to the person or persons designated as beneficiary in the designation most recently filed under the Sunoco, Inc. Capital Accumulation Plan, or if no such designation has been made or the Participant is not participating in such plan, the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, child, or issue of such children, the estate of the Participant. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Company. Upon the Participant's death, any balance in the Participant's Deferred Bonus Account is payable under the method elected by the Participant or in such other manner as the Committee may determine in its sole discretion.

                                  ARTICLE VII

                                 Miscellaneous

     7.1 Source of Payments. All payments of deferred bonuses shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of the Deferred Bonus Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amount credited to the Deferred Bonus Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant's interest in the Deferred Bonus Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

     7.2 Nonalienation of Benefits. Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article VI (Designation of Beneficiaries) hereof.

     7.3 Acceptance of Terms. The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries, and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant. This Plan shall not be construed in any way as an employment contract requiring the Company or Participant to continue the employment relation.

     7.4 Administration of the Plan. The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rules, regulation, or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

     7.5 Adjustments for Changes in Capitalization. The number of Share Units in the Participant's Deferred Bonus Account shall be appropriately adjusted by the Committee in the event of changes in the Company's outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive.

     7.6 Termination and Amendment. The Plan may be terminated at any time by the Board of Directors of Sunoco, Inc., and may be amended at any time by the Committee provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Bonus Accounts prior to such amendment or termination, without the written consent of the Participant.

     7.7 Notices. To be effective, all notices, requests and demands to or upon the Company or the Participant, as the case may be, shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon:

          (a)  delivery by hand;

          (b)  one business day after being sent by overnight courier;

          (c) four business days after being deposited in the United States mail, postage prepaid; or

          (d) in the case of transmission by facsimile, when confirmation of receipt is obtained.

     Such communications shall be addressed and directed as listed below (or to such other address or recipient for a party as may be hereafter notified by such party hereunder), to the Company or the Participant, respectively:

     If to the Company, to:

          SUNOCO, INC.
          Human Resources Department
          Ten Penn Center - 20th Floor
          1801 Market Street
          Philadelphia, PA 19103-1699
          Attn: Director, Compensation & Benefits
          FAX: (215) 246-8498
          Confirm: (215) 246-8392

     If to Participant, to:

          The most recent address for Participant appearing in the books and records of the Company.

     7.8 Construction. The captions and headings used for the various Articles and Sections of this Plan are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.9 Severability. In the case of any one or more of the provisions contained in this Plan shall be invalid, illegal, or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     7.10 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.